                                                                    EXHIBIT 25.1



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                             -----------------------

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                        PURSUANT TO SECTION 305(b)(2) [X]

                        LASALLE BANK NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                   36-0884183
                                (I.R.S. Employer
                               Identification No.)

                135 South LaSalle Street, Chicago, Illinois 60603
               (Address of principal executive offices) (Zip Code)

                             -----------------------

                              Willie J. Miller, Jr.
                           Group Senior Vice President
                        Chief Legal Officer and Secretary
                            Telephone: (312) 904-2018
                       135 South LaSalle Street, Suite 925
                             Chicago, Illinois 60603
            (Name, address and telephone number of agent for service)

                             -----------------------

                         SHURGARD STORAGE CENTERS, INC.

               (Exact name of obligor as specified in its charter)

                 Washington                                   91-1603837
      (State or other jurisdiction of                      (I.R.S. Employer
       incorporation or organization)                     Identification No.)



       1155 Valley Street, Suite 400
            Seattle, Washington                                  98109
  (Address of principal executive offices)                     (Zip Code)

                            -----------------------
                                Debt Securities
                      (Title of the indenture securities)

ITEM 1. GENERAL INFORMATION*

Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

               1.     Comptroller of the Currency, Washington D.C.

               2.     Federal Deposit Insurance Corporation, Washington, D.C.

               3. The Board of Governors of the Federal Reserve Systems, Washington, D.C.

        (b)    Whether it is authorized to exercise corporate trust powers.

                      Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each such affiliation.


                                 Not Applicable





*Pursuant to General Instruction B, the trustee has responded only to items 1, 2 and 16 of this form since to the best knowledge of the trustee the obligor is not in default under any indenture under which the trustee is a trustee.

ITEM 16.       LIST OF EXHIBITS.

List below all exhibits filed as part of this statement of eligibility and qualification.

               1. A copy of the Articles of Association of LaSalle Bank National Association now in effect. (incorporated herein by reference to Exhibit 1 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

               2. A copy of the certificate of authority to commence business (incorporated herein by reference to Exhibit 2 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

               3. A copy of the authorization to exercise corporate trust powers (incorporated herein by reference to Exhibit 3 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

               4. A copy of the existing By-Laws of LaSalle Bank National Association (incorporated herein by reference to Exhibit 4 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

               5.     Not applicable.

               6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 (incorporated herein by reference to Exhibit 6 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

               7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

               8.     Not applicable.

               9.     Not applicable.



                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, LaSalle Bank National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois, on the 1st day of November, 2002.

                                        LASALLE BANK NATIONAL ASSOCIATION


                                        By:  /s/ John W. Porter
                                             -----------------------------------
                                             John W. Porter
                                             Vice President

LaSalle Bank N.A.                  Call Date:               6/30/2002           ST-BK:  17-1520              FFIEC               031
135 South LaSalle Street                                                                                      Page       RC-1
Chicago, IL  60603                 Vendor ID: D                                 CERT:  15407                    11

Transit Number:  71000505

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND
STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                                                        Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
  1. Cash and balances due from depository institutions (from
       Schedule RC-A):                                                                    RCFD
                                                                                          ----
     a. Noninterest-bearing balances and currency and coin (1)                            0081     1,564,884     1.a
     b. Interest-bearing balances (2)                                                     0071        50,107     1.b
  2. Securities:
     a. Held-to-maturity securities (from Schedule RC-B, column A)                        1754       347,045     2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)                      1773    19,501,708     2.b
  3. Federal funds sold and securities purchased under agreements to resell
     a. Federal funds sold in domestic offices                                            B987       426,580     3.a
     b. Securities purchased under agreements to resell (3)                               B989        86,311     3.b
  4. Loans and lease financing receivables (from schedule RC-C)
     a. Loans and leases held for sale                                                    5369       299,415     4.a
     b. Loans and leases, net of unearned income                      B528   32,462,410
     c. LESS: Allowance for loan and lease losses                     3123      461,345                          4.c
     d. Loans and leases, net of unearned income,
         allowance, and reserve (item 4.a minus 4.b and 4.c)                              B529    32,001,065     4.d
  5. Trading assets (from Schedule RC-D)                                                  3545       564,642     5.
  6. Premises and fixed assets (including capitalized leases)                             2145       259,719     6.
  7. Other real estate owned (from Schedule RC-M)                                         2150        17,915     7.
  8. Investments in unconsolidated subsidiaries and associated
      companies (from Schedule RC-M)                                                      2130             0     8.
  9. Customers' liability to this bank on acceptances outstanding                         2155        17,856     9.
 10. Intangible assets (from Schedule RC-M)
     a. Goodwill                                                                          3163       181,613     10.a
     b. Other Intangible assets                                                           0426        20,724     10.b
 11. Other assets (from Schedule RC-F)                                                    2160     3,061,195     11.
 12. Total assets (sum of items 1 through 11)                                             2170    58,400,779     12.     58,400,779

------------------------------

(1)  Includes cash items in process of collection and unposted debits.

(2)  Includes time certificates of deposit not held for trading.

(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

LaSalle Bank N.A.                  Call Date:               6/30/2002           ST-BK:  17-1520              FFIEC               031
135 South LaSalle Street                                                                                      Page       RC-1
Chicago, IL  60603                 Vendor ID: D                                 CERT:  15407                    12

Transit Number:  71000505

SCHEDULE RC - CONTINUED

                                                                                                        Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
 13. Deposits:
     a. In domestic offices (sum of totals of                                           RCON
                                                                                        ----
         columns A and C from Schedule RC-E, part I)                                    2200      25,369,960   13.a
                                                                      RCON
                                                                      ----
         (1) Noninterest-bearing (1)                                  6631   4,665,014                         13.a.1
         (2) Interest-bearing                                         6636  20,704,946                         13.a.2     25,369,960

     b. In foreign offices, Edge and Agreement subsidiaries,                            RCFN
                                                                                        ----
         and IBFs (from Schedule RC-E, part II)                                         2200       5,279,486   13.b
                                                                      RCFN
                                                                      ----
         (1) Noninterest-bearing                                      6631           0                         13.b.1
         (2) Interest-bearing                                         6636   5,279,486                         13.b.2


 14. Federal funds purchased and securities sold under agreements
      to repurchase:                                                                    RCON
                                                                                        ----
     a. Federal funds purchased in domestic offices (2)                                 B993       1,778,603   14.a
                                                                                        RCFD
                                                                                        ----
     b. Securities sold under agreements to repurchase (3)                              B995       3,223,442   14.b
 15. Trading liabilities (from Schedule RC-D)                                           3548         210,229   15


 16. Other borrowed money (includes mortgage indebtedness and
      obligations under capitalized leases): From schedule RC-M                         3190      12,764,731   16

 17. Not applicable.
 18. Bank's liability on acceptances executed and outstanding                           2920          17,856   18.
 19. Subordinated notes and debentures (4)                                              3200         684,000   19.
 20. Other liabilities (from Schedule RC-G)                                             2930       4,671,726   20.
 21. Total liabilities (sum of items 13 through 20)                                     2948      54,000,033   21.        54,000,033
 22. Minority Interest in consolidated subsidiaries                                     3000          19,101   22.

EQUITY CAPITAL
                                                                                        RCFD
                                                                                        ----
23. Perpetual preferred stock and related surplus                                       3838         635,410   23.
24. Common stock                                                                        3230          41,234   24.
25. Surplus (exclude all surplus related to preferred stock)                            3839       1,905,825   25.
26. a.Retained Earnings                                                                 3632       1,732,491   26.a
    b. Accumulated Other Comprehensive income.(5)                                       B530          66,685   26.b
27. Other Equity capital components (6)                                                 3284               0   27.
28. Total equity capital (sum of items 23 through 27)                                   3210       4,381,645   28.         4,381,645
29. Total liabilities, minority interest, and equity capital
     (sum of items 21, 22, and 28)                                                      3300      58,400,779   29.

MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

1.    Indicate in the box at the right the number of the
      statement below that best describes the most
      comprehensive level of auditing work performed for the                            RCFD        Number
      bank by independent external auditors as of any date                              ----        ------
      during 2001                                                                       6724          N/A      M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank managements assertion on the effectiveness of the banks internal control over financial reporting by a certified public accounting firm.

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified accounting firm. (may be required by state chartering authority)


5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 =   Other audit procedures (excluding tax preparation work)

9 =   No external audit work

---------------------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16 "other borrowed money."

(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4)   Includes limited-life preferred stock and related surplus.

(5) Includes net unrealized holding gains(losses) on available for sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6)   Includes treasury stock and unearned Employee Stock Ownership plan shares.

LaSalle Bank N.A.           Call Date: 12/31/2001   ST-BK: 17-1520    FFIEC  031
135 South LaSalle Street                                              Page  RC-1
Chicago, IL  60603          Vendor ID: D            CERT:  15407         11

Transit Number:  71000505

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND
STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
ASSETS

  1. Cash and balances due from depository institutions (from Schedule RC-A):        RCFD
                                                                                     ----
     a. Noninterest-bearing balances and currency and coin (1)                       0081       1,638,703   1.a
     b. Interest-bearing balances (2)                                                0071         171,868   1.b
  2. Securities:
     a. Held-to-maturity securities (from Schedule RC-B, column A)                   1754         467,230   2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)                 1773      18,113,967   2.b
  3. Federal funds sold and securities purchased under agreements to resell          1350         323,194   3.
  4. Loans and lease financing receivables:
     a. Loans and leases held for sale                                               5369         323,888   4.a

     b. Loans and leases, net of unearned income
         (from Schedule RC-C)                         2122       31,080,207                                 4.b
     c. LESS: Allowance for loan and lease losses     3128          443,495                                 4.c
     d. Loans and leases, net of unearned income,
         allowance, and reserve (item 4.a minus 4.b and 4.c)                         2125      30,636,712   4.d
  5. Trading assets (from Schedule RC-D)                                             3545         380,868   5.
  6. Premises and fixed assets (including capitalized leases)                        2145         276,863   6.
  7. Other real estate owned (from Schedule RC-M)                                    2150          13,202   7.
  8. Investments in unconsolidated subsidiaries and associated companies (from
     Schedule RC-M)                                                                  2130               0   8.
  9. Customers' liability to this bank on acceptances outstanding                    2155          11,927   9.
 10. Intangible assets (from Schedule RC-M)
     a. Goodwill                                                                     3163         181,636   10.a
     b. Other Intangible assets                                                      0426         260,655   10.b
 11. Other assets (from Schedule RC-F)                                               2160       1,929,950   11.
 12. Total assets (sum of items 1 through 11)                                        2170      54,730,663   12.           54,730,663

------------------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

LaSalle Bank N.A.           Call Date: 12/31/2001   ST-BK:  17-1520   FFIEC  031
135 South LaSalle Street                                              Page  RC-2
Chicago, IL  60603          Vendor ID: D            CERT:   15407        12

Transit Number:  71000505

SCHEDULE RC - CONTINUED

                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
  13. Deposits:
      a. In domestic offices (sum of totals of                                       RCON
                                                                                     ----
          columns A and C from Schedule RC-E, part I)                                2200      24,962,920   13.a
                                                      RCON
                                                      ----
          (1) Noninterest-bearing (1)                 6631        4,809,578                                 13.a.1
          (2) Interest-bearing                        6636       20,153,342                                 13.a.2        24,962,920
                                                                                     RCFN
                                                                                     ----
      b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
          Schedule RC-E, part II)                                                    2200       4,225,541   13.b
                                                      RCFN
                                                      ----
          (1) Noninterest-bearing                     6631                0                                 13.b.1
          (2) Interest-bearing                        6636        4,225,541                                 13.b.2
                                                                                     RCFD
                                                                                     ----
  14. Federal funds purchased and securities sold under agreements to repurchase     2800       5,838,350   14.
  15. (from Schedule RC-D)                                                           3548         136,157   15


  16. Other borrowed money (includes mortgage indebtedness and obligations under     3190      12,238,951   16
      capitalized leases): From schedule RC-M

  17. Not applicable.
  18. Bank's liability on acceptances executed and outstanding                       2920          11,927   18.
  19. Subordinated notes and debentures (2)                                          3200         896,000   19.
  20. Other liabilities (from Schedule RC-G)                                         2930       2,303,386   20.
  21. Total liabilities (sum of items 13 through 20)                                 2948      50,613,232   21.           50,613,232
  22. Minority Interest in consolidated subsidiaries                                 3000          18,446   22.

EQUITY CAPITAL

                                                                                     RCFD
                                                                                     ----
  23. Perpetual preferred stock and related surplus                                  3838         635,410   23.
  24. Common stock                                                                   3230          41,234   24.
  25. Surplus (exclude all surplus related to preferred stock)                       3839       1,903,169   25.
  26. a.Retained Earnings                                                            3632       1,621,745   26.a
      b. Accumulated Other Comprehensive income.(3)                                  B530        (102,573)  26.b
  27. Other Equity capital components (4)                                            3284               0   27.
  28. Total equity capital (sum of items 23 through 27)                              3210       4,098,985   28.            4,098,985
  29. Total liabilities, minority interest, and equity capital (sum of items 21,
      22, and 28)                                                                    3300      54,730,663   29.

MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
  1. Indicate in the box at the right the number of the statement below
     that best describes the most comprehensive level of auditing work               RCFD         Number
     performed for the bank by independent external auditors as of any               ----         ------
     date during 1999                                                                6724          N/A      M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank managements assertion on the effectiveness of the banks internal control over financial reporting by a certified public accounting firm.

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified accounting firm. (may be required by state chartering authority)

5  =  Directors' examination of the bank performed by other external auditors
      (may be required by state chartering authority)

6  =  Review of the bank's financial statements by external auditors

7  =  Compilation of the bank's financial statements by external auditors

8  =  Other audit procedures (excluding tax preparation work)

9  =  No external audit work

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)   Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains(losses) on available for sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(4)   Includes treasury stock and unearned Employee Stock Ownership plan shares.